Fire Affects Facilities of Contract Manufacturer in Thailand Utilized by Digi International
Assessing Impact to Operations and Financial Performance

(Minneapolis, MN, November 12, 2014) — Digi International® Inc. (NASDAQ: DGII, www.digi.com) today announced that a fire that started around 5:00 AM local time significantly impacted the operations of SVI Public Company Limited (SVI), a contract manufacturer it utilizes near Bangkok, Thailand . Digi is still gathering facts about the fire, but believes the manufacturer’s facility has suffered significant damage. The manufacturer’s ability to serve Digi’s needs remains uncertain while the full extent of damage is ascertained. Digi believes the product families impacted include Xbee®, XTend®, Digi Connect® and ConnectPort®. Customers can refer to www.digi.com/updates for updated information as it becomes available.
All SVI operations that service Digi presently are suspended. Digi is assessing its ability to meet customer requirements by utilizing other existing SVI facilities, other existing contract manufacturing partners, new contract manufacturers, its own US facility, and existing inventory. Digi is also assessing the potential financial impact of the production constraints caused by the fire, and believes its revenue and gross margin will be impacted in at least the first quarter of fiscal 2015. The extent of this impact is being evaluated.

Digi intends to provide an update on this situation once additional information is available regarding the scope of the fire and its impact on Digi’s operations.

About Digi International
Digi International is the M2M solutions expert, combining products and services as end-to-end solutions to drive business efficiencies. Digi provides the industry’s broadest range of wireless products, a cloud computing platform tailored for devices and development services to help customers get to market fast with wireless devices and applications. Digi’s entire solution set is tailored to allow any device to communicate with any application, anywhere in the world. For more information, visit Digi’s website at www.digi.com, or call 877-912-3444 (U.S.) or 952-912-3444 (International).

Forward-Looking Statements
This press release contains forward-looking statements that are based on management’s current expectations and assumptions. These statements often can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “may,” “will,” “expect,” “plan,” “project,” “should,” or “continue” or the negative thereof or other variations thereon or similar terminology. Among other items, these statements relate to expectations of the business environment in which the company operates, projections of future performance, perceived marketplace opportunities and statements regarding our mission and vision. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the impact of the fire in Thailand such as the extent of damage to our supplier’s facilities and capacity to service our needs, damage to any tooling, equipment or inventory at the supplier’s facilities, uncertainties as to the timeline for any damage caused by the fire to be remediated and the supplier’s ability to restore its capacity to provide any services to us, uncertainties as to the availability of alternative sources of manufacturing for the lost capacity in Thailand and the terms and conditions associated with our utilization of those alternative sources, uncertainties concerning the availability and cost of commodity materials and product components that we do not make internally, actions by our competitors in response to the impact of the fire and other risks, uncertainties and assumptions identified from time to time in our filings with the United States Securities and Exchange Commission, including without limitation, our annual report on Form 10-K for the year ended September 30, 2013 and subsequent quarterly reports on Form 10-Q and other filings. These risks, uncertainties and assumptions could cause future results to differ materially from those expressed in any forward-looking statements made by us or on our behalf. Many of such factors are beyond our ability to control or predict. These forward-looking statements speak only as of the date for which they are made. We disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:

Steve Snyder, Digi International

952-912-3637

Email: steve.snyder@digi.com